                         Consent of Independent Auditors


We consent to the reference to our firm under the captions "Experts" and "Financial Statements" and to the use of our reports dated February 23, 2001 with respect to the financial statements of EquiTrust Life Variable Account II and February 5, 2001 with respect to the financial statements and schedules of EquiTrust Life Insurance Company, in Post-Effective Amendment No. 4 to the Registration Statement (Form S-6 No. 333-62221) and related Prospectus of EquiTrust Life Variable Account II (Flexible Premium Variable Life Insurance Policy) dated May 1, 2001.

                                                    /s/ Ernst & Young LLP
Des Moines, Iowa
April 24, 2001